Exhibit 99.1

Vaxart Announces First Quarter 2019 Financial Results

and Provides Corporate Update

- $13 million raised in 1H19 –

- Norovirus bivalent vaccine Phase 1b clinical study underway with results expected in 2H19 -

SOUTH SAN FRANCISCO, Calif., May 9, 2019 – Vaxart, Inc., a clinical-stage biotechnology company developing oral recombinant vaccines that are administered by tablet rather than by injection, today announced financial results for the first quarter ended March 31, 2019.

“With the Phase 1b study of our bivalent norovirus tablet vaccine underway and two successful financings behind us, we are well positioned to advance our lead product candidate, the first oral vaccine against norovirus, the leading cause of food-borne illness in the U.S.,” said Wouter Latour, M.D., chief executive officer of Vaxart. “We expect to initiate the Phase 2 monovalent norovirus challenge study in the first half of 2019, and we expect topline results from both the Phase 1b and Phase 2 studies in the second half of 2019. In addition, we are advancing our first therapeutic vaccine for the treatment of HPV associated cervical dysplasia and cancer toward the clinic.”

2019 Highlights:

Corporate:

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On March 8, Vaxart announced the initiation of the open label lead-in portion of its Phase 1b bivalent norovirus vaccine clinical trial. On March 27, the Company announced it had completed dosing of the lead-in cohort, and on April 16 the first patient in the randomized cohort of the clinical trial was dosed.

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On March 19, Vaxart announced the pricing of a registered direct offering of 1,200,000 shares of its common stock at a price of $2.50 per share. Total gross proceeds from the offering were $3.0 million.

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On April 1, at the International Society for Influenza and other Respiratory Virus Diseases conference in Siena, Italy, and on April 3, at the Influenza Vaccines for the World 2019 conference in Edinburgh, Scotland, Vaxart presented new data from its Phase 2 influenza challenge study further solidifying the evidence that its oral tablet vaccine protects against influenza infection, primarily through mucosal immunity.

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On April 9, Vaxart announced the pricing of an underwritten public offering of a total of 925,455 shares of common stock and 8,165,455 pre-funded warrants with an exercise price of $0.10 per share, as well as common warrants for 10,454,546 shares with an exercise price of $1.10 per share. The gross proceeds of the offering at close were $9.3 million. As of May 8, 2019, 6,519,091 pre-funded warrants had been exercised, bringing the aggregate gross proceeds up to $10.0 million, and 1,646,364 pre-funded warrants remained outstanding.

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On April 13, at the 29th European Congress of Clinical Microbiology and Infectious Diseases in Amsterdam, the Netherlands, Vaxart presented preclinical data showing that Vaxart’s oral quadrivalent seasonal influenza vaccine conferred 100% protection against a lethal H5N1 pre-pandemic influenza challenge in ferrets, while in the Fluzone group only 62% of the animals survived.

Financial Results for the Three Months Ended March 31, 2019

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Vaxart reported a net loss of $1.3 million for the first quarter of 2019 compared to net income of $2.3 million for the first quarter of 2018. The principal reason for the decrease was the absence of a $7.0 million one-off non-cash bargain purchase gain recorded in the first quarter of 2018, partially offset by an increase in revenue of $3.9 million, primarily from royalties on Inavir and Relenza.

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Vaxart ended the quarter with cash and cash equivalents of $8.4 million compared to $11.5 million at December 31, 2018. The decrease was primarily due to cash used in operations, partially offset by the $2.5 million net raised in the registered direct offering in March 2019.

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Revenue for the quarter was $5.4 million compared to $1.5 million in the first quarter of 2018. The $3.9 million increase was principally due to royalty revenue resulting from our merger with Aviragen being recorded for the full quarter in 2019, while in 2018 the majority of this revenue was earned pre-merger.

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Research and development expenses were $3.8 million for the quarter compared to $3.4 million for the first quarter of 2018. The increase was mainly due to higher clinical and manufacturing costs incurred in the Company’s norovirus program and amortization of intangible assets acquired in the merger with Aviragen, partially offset by the discontinuation of the teslexivir program and completion of the BARDA contract.

●	General and administrative expenses were $2.0 million for the quarter, substantially unchanged from the first quarter of 2018.

About Vaxart

Vaxart is a clinical-stage biotechnology company focused on developing oral recombinant protein vaccines based on its proprietary oral vaccine platform. Vaxart’s vaccines are designed to generate broad and durable immune responses that protect against a wide range of infectious diseases and may also be useful for the treatment of chronic viral infections and cancer. Vaxart’s vaccines are administered using a convenient room temperature-stable tablet, rather than by injection. Vaxart believes that tablet vaccines are easier to distribute and administer than injectable vaccines and have the potential to significantly increase vaccination rates. Vaxart’s development programs include oral tablet vaccines that are designed to protect against norovirus, seasonal influenza and respiratory syncytial virus (RSV), as well as a therapeutic vaccine for human papillomavirus (HPV). For more information, please visit www.vaxart.com.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, prospects, plans and objectives, results from preclinical and clinical trials, commercialization agreements and licenses, beliefs and expectations of management are forward-looking statements. These forward-looking statements may be accompanied by such words as “believe,” “could,” “potential,” “will” and other words and terms of similar meaning. Examples of such statements include, but are not limited to, statements relating to the Vaxart’s ability to develop and commercialize its product candidates and clinical results and trial data; the expected timing of the initiation of the Phase 2 monovalent challenge study; the expected timing of topline results from the Phase 1b bivalent study and Phase 2 monovalent challenge study in the second half of 2019; the continued advancment of the Company‘s first therapeutic vaccine for the treatment of HPV associated cervical dysplasia and cancer toward the clinic; and Vaxart’s expectations with respect to the important advantages it believes its oral vaccine platform can offer over injectable alternatives, particularly for mucosal pathogens such as norovirus, flu and RSV. Vaxart may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Vaxart makes, that Vaxart’s product candidates may not be approved by the FDA or non-U.S. regulatory authorities; that, even if approved by the FDA or non-U.S. regulatory authorities, Vaxart’s product candidates may not achieve broad market acceptance; that Vaxart may experience manufacturing issues and delays; and other risks described in the “Risk Factors” sections of Vaxart’s Quarterly and Annual Reports filed with the SEC. Vaxart does not assume any obligation to update any forward-looking statements, except as required by law.

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CONTACT:

Daniella Funaro

Stern Investor Relations

212-362-1200

vaxart@sternir.com

Vaxart, Inc.

Condensed Consolidated Balance Sheets

	March 31, 2019	December 31, 2018
	(Unaudited)	(1)
	(In thousands)
Assets
Cash and cash equivalents	$8,424	$11,506
Accounts receivable	5,584	1,796
Prepaid and other assets	1,346	1,446
Property and equipment, net	1,559	1,066
Right-of-use assets, net	762	—
Intangible assets, net	18,634	19,413
Total assets	$36,309	$35,227

Liabilities and stockholders’ equity
Accounts payable	$849	$962
Accrued and other liabilities	1,745	1,675
Liability related to sale of future royalties	16,901	17,741
Secured promissory note	3,229	3,611
Operating lease liabilities	1,009	—
Total liabilities	23,733	23,989
Stockholders’ equity	12,576	11,238
Total liabilities and stockholders’ equity	$36,309	$35,227

(1) Derived from the audited consolidated financial statements of Vaxart, Inc. for the year ended December 31, 2018, included on the Form 10-K filed with the Securities and Exchange Commission on February 6, 2019.

Vaxart, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2019	2018
	(in thousands, except share and per share amounts)

Revenue	$5,407	$1,503
Operating expenses:
Research and development	3,829	3,408
General and administrative	2,026	2,010
Total operating expenses	5,855	5,418
Loss from operations	(448)	(3,915)
Bargain purchase gain	—	6,988
Other income and (expenses), net	(641)	(731)
Provision for income taxes	(250)	(28)
Net (loss) income	$(1,339)	$2,314
Net (loss) income attributable to common stockholders	$(1,339)	$1,975
Net (loss) income per common share, basic	$(0.18)	$0.54
Shares used in computing net (loss) income per share, basic	7,301,189	3,656,360
Net (loss) income per common share, diluted	$(0.18)	$0.49
Shares used in computing net (loss) income per share, diluted	7,301,189	5,299,751